                                                                    Exhibit 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

-------------------------------------                   ----------------------------------------
                      Give the SOCIAL                                            Give the EMPLOYER
For this type of      SECURITY number                   For this type of         IDENTIFICATION
account:              of--                              account:                 number of--
-------------------------------------                   ----------------------------------------
1. An individual's    The individual                     9. A valid trust,       Legal entity (Do
   account                                                  estate or pension    not furnish the
                                                            trust                identifying number
2. Two or more        The actual owner of                                        of the personal
   individuals        the account or, if                                         representative or
   (joint account)    combined funds, the                                        trustee unless the
                      first individual                                           legal entity itself
                      on the account (1)                                         is not designated
                                                                                 in the account
3. Husband and wife   The actual owner of                                        title.) (5)
   (joint account)    the account or, if
                      joint funds, the                  10. Corporate account    The corporation
                      first individual on
                      the account (1)                   11. Religious,           The organization
                                                            charitable or
4. Custodian account  The minor (2)                         educational
   of a minor                                               organization
   (Uniform Gift to                                         account
   Minors Act)
                                                        12. Partnership account  The partnership
5. Adult and minor    The adult or, if                      held in the name of
   (joint account)    the minor is the                      the business
                      only contributor,
                      the minor (1)                     13. Association, club    The organization
                                                            or other tax-exempt
6. Account in the     The ward, minor or                    organization
   name of guardian   incompetent person
   or committee for   (3)                               14. A broker or          The broker or
   a designated                                             registered nominee   nominee
   ward, minor or
   incompetent                                          15. Account with the     The public entity
   person                                                   Department of
                                                            Agriculture in the
7.a. A revocable      The grantor-trustee                   name of a public
     savings trust    (1)                                   entity (such as a
     account (in                                            state or local
     which grantor                                          government, school
     is also                                                district or prison)
     trustee)                                               that receives
  b. Any "trust"      The actual owner                      agricultural
     account that is  (1)                                   program payments
     not a legal or
     valid trust
     under State law

8. Sole               The owner (4)
   proprietorship
   account
------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner and you may also enter the business or "doing business as" name. Use either the owner's social security number or the employer identification number of the business (if it has one).

(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2
OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

  1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

  2. The United States or any of its agencies or instrumentalities.

  3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  4. A foreign government or any of its political subdivisions, agencies or instrumentalities.

  5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

  6. A corporation.

  7. A foreign central bank of issue.

  8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  9. A futures commission merchant registered with the Commodity Futures Trading Commission.

 10. A real estate investment trust.

 11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

 12. A common trust fund operated by a bank under section 584(a).

 13. A financial institution.

 14. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

 15. A trust exempt from tax under section 664 or described in section 4947.

Interest and dividend payments. All listed payees are exempt except the payee in item 9.

Broker transactions. All payees listed in items 1 through 13 are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments that are not subject to information reporting also are not subject to backup withholding.

Dividends and patronage dividends that generally are exempt from backup withholding include:

 . Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the United
  States and that have at least one nonresident alien partner.

 . Payments of patronage dividends not paid in money.

 . Payments made by certain foreign organizations.

 . Section 404(k) distributions made by an ESOP.

Interest payments that generally are exempt from backup withholding include:

 . Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

 . Payments of tax-exempt interest (including exemptinterest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

 . Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILING INSTRUCTIONS

FILE THE FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

PENALTIES

(1) Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number--If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.